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                                                         Exhibit 99.23(a)



                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 3 to the registration statement on Form S-1 (the "Registration Statement") of our reports dated March 20, 1998, relating to the financial statements of the Discovery Preferred Variable Annuity Subaccounts of the Pruco Life Flexible Premium Variable Annuity Account, and the Discovery Select Variable Annuity Subaccounts of the Pruco Life Flexible Premium Variable Annuity Account, which appear in such Prospectus.

We also consent to the use in the Prospectus constituting part of this Registration Statement of our report dated March 23, 1998, relating to the consolidated financial statements of Pruco Life Insurance Company and Subsidiaries, which appears in such Prospectus.

We also consent to the reference to us under the heading "Experts" in the Prospectus.




PRICE WATERHOUSE LLP

New York, New York
April 15, 1998